UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of earliest event reported:  November 3, 2014

Synergy Pharmaceuticals Inc.

(Exact Name of Registrant as Specified in Charter)

Delaware	001-35268	33-0505269
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

420 Lexington Avenue, Suite 2012, New York, NY 10170

(Address of Principal Executive Offices)   (Zip Code)

(212) 297-0020

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐            Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐            Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐            Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐            Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01                                           Entry into a Material Definitive Agreement

On November 3, 2014, Synergy Pharmaceuticals Inc., a Delaware corporation (the “Company”), entered into an Indenture (the “Indenture”), between the Company and Wells Fargo, National Association, as trustee (the “Trustee”), relating to the issuance by the Company of its 7.50% Convertible Senior Notes due 2019 (the “Notes”).  As previously disclosed in the Company’s Current Report on Form 8-K filed on October 29, 2014, the Notes were issued pursuant to the terms of that certain purchase agreement, dated October 29, 2014 (the “Purchase Agreement”) by and between the Company and Merrill Lynch, Pierce, Fenner & Smith Incorporated, acting as representative of the several initial purchasers named therein (collectively, the “Initial Purchasers”).

The Company offered and sold the Notes in reliance on the exemption from registration provided by Section 4(a)(2) of the Securities Act of 1933, as amended (the “Securities Act”). The Initial Purchasers offered and sold the Notes to “qualified institutional buyers” pursuant to the exemption from registration provided by Rule 144A under the Securities Act. The Notes and any common stock issuable upon conversion of the Notes have not been registered under the Securities Act and may not be offered or sold in the United States absent registration or an applicable exemption from registration requirements.  The Company will not file a shelf registration statement for the resale of the Notes or Common Stock issuable upon conversion of the Notes.

The Notes will bear interest at a rate of 7.50% per year, payable semiannually in arrears on May 1 and November 1 of each year, beginning on May 1, 2015. The Company will be required to pay additional interest in respect of the Notes under specified circumstances.  The Notes will mature on November 1, 2019 (the “Maturity Date”), unless earlier purchased or converted.

The Company may not redeem the Notes prior to the Maturity Date. Holders may surrender their Notes for conversion at any time prior to the close of business on the business day immediately preceding the Maturity Date.  The initial conversion rate will be 321.5434 shares of the Company’s Common Stock for each $1,000 principal amount of Notes, which represents an initial conversion price of approximately $3.11 per share.  The conversion rate is subject to adjustment under certain circumstances described in the Indenture.

Subject to certain exceptions, following certain corporate transactions that occur on or prior to the Maturity Date, the Company will increase the conversion rate of the Notes for a holder that elects to convert its Notes in connection with such a corporate transaction. If a “Fundamental Change” (as defined in the Indenture) occurs prior to the Maturity Date, holders may require the Company to purchase for cash all or any portion of their Notes at a “Fundamental Change Purchase Price” (as defined in the Indenture) equal to 100% of the principal amount of the Notes to be purchased, plus accrued and unpaid interest to, but excluding, the “Fundamental Change Purchase Date” (as defined in the Indenture).

The Company intends to use the net proceeds from this offering to fund its research and development activities, including primarily for the further clinical development of plecanatide and any remaining proceeds will be used for working capital and other general corporate purposes.

The Notes will be the Company’s senior unsecured obligations and will be senior in right of payment to the Company’s future indebtedness that is expressly subordinated in right of payment to the notes; equal in right of payment to the Company’s trade payables and other future unsecured indebtedness that is not so subordinated; effectively junior to any of the Company’s secured indebtedness to the extent of the value of the assets securing such indebtedness; and structurally junior to all future indebtedness (including trade payables) incurred by the Company’s subsidiaries.

The Indenture contains certain events of default after which the Notes may be due and payable immediately. Such events of default include, without limitation, the following: failure to pay interest on any Note when due and payable and such failure continues for 30 days; failure to pay any principal of any Note when due and payable at maturity, upon acceleration or otherwise; failure to pay the Fundamental Change Purchase Price with respect to any Note when due and payable; failure to comply with the Company’s obligation to convert the Notes into the Company’s common stock upon exercise of a holder’s conversion right and such failure continues for three business days; failure by the Company to provide timely notice of a fundamental change; failure to comply with any obligations relating to certain corporate transactions; failure in performance or breach of any covenant or agreement by the Company under the Indenture (other than those described above in this paragraph) and such failure or breach continues for 60 days after written notice has been given to the Company; failure to pay any indebtedness borrowed by the Company or one of its Significant Subsidiaries (as defined in the Indenture) in an outstanding principal amount in excess of $10 million; failure by the Company or one of its Significant Subsidiaries to pay, discharge or stay certain judgments in excess of $10 million within 60 days of the entry of such judgment; and certain events of bankruptcy, insolvency or reorganization of the Company or one of its Significant Subsidiaries.

The foregoing summary does not purport to be complete and is qualified in its entirety by reference to the complete terms of the Indenture, a copy of which is filed as Exhibit 4.1 hereto, and the Notes, the form of which is filed as Exhibit 4.2 and all of which are incorporated herein by reference.

Item 2.03                                           Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

The information contained in Item 1.01 above is incorporated by reference herein.

Item 3.02                                           Unregistered Sales of Equity Securities.

The information contained in Item 1.01 above is incorporated by reference herein.

Item 8.01                                           Other Events.

On November 3, 2014, the Company issued a press release announcing the issuance of the Notes. A copy of the press release is included as Exhibit 99.1 to this Current Report on Form 8-K.

Item 9.01.                                        Financial Statements and Exhibits.

(d)                                 Exhibits.

The following exhibits are filed with this Current Report on Form 8-K:

Exhibit No.	Description

4.1	Indenture related to the 7.50% Convertible Senior Notes due 2019, dated as of November 3, 2014, by and between Synergy Pharmaceuticals Inc. and Wells Fargo Bank, National Association, as trustee

4.2	Form of 7.50% Convertible Senior Note due 2019

99.1	Press release of Synergy Pharmaceuticals Inc., dated November 3, 2014, relating to the issuance of the Notes

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated:  November 3, 2014

SYNERGY PHARMACEUTICALS INC.

By:	/s/ Gary S. Jacob
Gary S. Jacob, Ph.D.
President and Chief Executive Officer